Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Shore Bancshares, Inc.

(Exact Name of registrant as specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share	Rule 457(c) and Rule 457(h)	1,073,967(3)	$14.61	$15,690,657	0.00015310	$2,402.24
Equity	Common Stock, $0.01 par value per share	Rule 457(c) and Rule 457(h)	250,000(4)	$14.61	$3,652,500	0.00015310	$559.20
Total Offering Amounts					$19,343,157		$2,961.44
Total Fee Offsets							N/A
Net Fee Due							$2,961.44

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also relates to such indeterminate number of additional shares of Common Stock as may be issuable under the Shore Bancshares, Inc. 2025 Equity Incentive Plan and Shore Bancshares, Inc. 2025 Employee Stock Purchase Plan to prevent dilution in the event of a stock dividend, stock split, recapitalization, or other similar changes in the capital structure, merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

(2)	Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $14.61 per share represents the average of the high and low sales prices of the registrant’s common stock as reported on the NASDAQ Global Select Market on June 4, 2025.

(3)	Represents 1,073,967 shares common stock, par value $0.01 per share, of the Company issuable pursuant to the Shore Bancshares, Inc. 2025 Equity Incentive Plan.

(4)	Represents 250,000 shares common stock, par value $0.01 per share, of the Company issuable pursuant to the Shore Bancshares, Inc. 2025 Employee Stock Purchase Plan.